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                                                                   EXHIBIT 23.1


                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------


The Board of Directors and Shareholders
UNC Incorporated:


We consent to the inclusion in the registration statement of UNC Incorporated on Form S-4 (File No. 333-9959) of our report dated February 26, 1996, on our audits of the consolidated financial statements of UNC Incorporated and subsidiaries as of December 31, 1995 and 1994, and for the years then ended, which report also appears in the December 31, 1995 Annual Report on Form 10-K of UNC Incorporated. We also consent to the reference to our firm under the caption "Experts".


                                          COOPERS & LYBRAND L.L.P.


Washington, D.C.
September 24, 1996